[ARTHUR ANDERSEN LOGO]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Registration Statement (File No. 333-3689).


                                                /s/ Arthur Andersen
                                                ------------------------------
                                                    Arthur Andersen LLP


Cleveland Ohio,
 October 17, 1996.